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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES ACT OF 1933

                             ----------------------

                                 TOM BROWN, INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                                           95-1949781
    (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                       Identification Number)

       555 SEVENTEENTH STREET                                      80202
          DENVER, COLORADO                                      (Zip Code)
(Address of Principal Executive Offices)


                             ----------------------


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates: ____________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


==================================================== =============================================================
       TITLE OF EACH CLASS TO BE SO REGISTERED       NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED
---------------------------------------------------- -------------------------------------------------------------
     Rights to Purchase Series B Preferred Stock                          New York Stock Exchange
==================================================== =============================================================


Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                               ------------------
                                (Title of Class)

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                                EXPLANATORY NOTE


         In connection with entering into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 14, 2004, by and among EnCana Corporation, a Canadian corporation ("EnCana"), Tom Brown, Inc., a Delaware corporation (the "Registrant") and Plaza Acquisition II Corp., a Delaware corporation and wholly owned subsidiary of EnCana ("Plaza Acquisition"), the Registrant entered into Amendment No. 1 to the First Amended and Restated Rights Agreement, as amended, between the Registrant and EquiServe Trust Company, N.A. (as amended to date, the "Rights Agreement") to (i) amend Section 8 of the Rights Agreement to provide that the Rights (as defined in the Rights Agreement) will expire immediately prior to the effective time of the merger contemplated by the Merger Agreement and (ii) insert a new Section 36 excepting EnCana, Plaza Acquisition and the Merger Agreement from the Rights Agreement. The Registrant hereby amends Item 2 of the Registrant's Form 8-A dated April 26, 2002 to add the exhibit listed below:

ITEM 2.  EXHIBITS.
------------------

         4.6 Amendment No. 1 to the First Amended and Restated Rights Agreement, dated April 14, 2004, between the Registrant and EquiServe Trust Company, N.A.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  April 20, 2004

                                   TOM BROWN, INC.



                                   By:    /s/ Daniel G. Blanchard
                                      ------------------------------------------
                                   Name:  Daniel G. Blanchard
                                   Title: Executive Vice President,
                                          Chief Financial Officer and Treasurer

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                                 EXHIBIT INDEX


       EXHIBIT
         NO.                       DESCRIPTION
       -------                     -----------

         4.6 Amendment No. 1 to the First Amended and Restated Rights Agreement, dated April 14, 2004, between the Registrant and EquiServe Trust Company, N.A.